Form C

Cover Page

Name of issuer:

Trustwire Corporation

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: MD

Date of organization: 8/31/2017

Physical address of issuer:

12154 Darnestown Rd, Unit 238
Gaithersburg MD 20878

Website of issuer:

https://www.trustwire.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- [ ] Common Stock
- [x] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

17,986

Price:

$2.78000

Method for determining price:

Dividing pre-money valuation ($5,004,000) by number of shares outstanding on fully diluted basis.

Target offering amount:

$50,001.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,002.00

Deadline to reach the target offering amount:

5/3/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$5,648.00	$1,402.00
Cash & Cash Equivalents:	$320.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$7,762.00	$1,714.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($29,016.00)	($312.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Trustwire Corporation

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Angela Hall	Investor	Darelab LLC	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Hugh Hall	CEO	2017
Hugh Hall	President	2017
Angela Hall	Secretary	2017
Angela Hall	Treasurer	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Hugh Hall	360000.0 Class A Voting Common Stock	20.0
Angela Hall	900000.0 Class A Voting Common Stock	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company is an early stage company incorporated on 8/31/2017. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in the light of risks, expenses, and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include substantial dependence on acceptance into highly competitive marketplace surrounded by better funded more established companies. Our need to conduct product development and our need to expand our sales and support organizations, respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract integrate and maintain qualified personnel, and rely upon acceptance and growth in our targeted markets.

In addition to being subject to all the risks associated with the creation of new businesses, the Company will be subject to factors affecting business generally such as general economic conditions, increasing government regulatory activity, and competition. The Company believes that the estimates prepared by them for capital needs for their operations are reasonable, but until operations have continued for a period of time it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the formation of a new business.

Although experienced entrepreneurs leads the company none of them have ever been involved in bringing a cyber-security operation product to market. There is also limited proof of the business model. There is no certainty of the number or persistence of consumers interested in buying the toolset the Company sells.

The Company might not sell enough securities in this offering to meet its operating needs and fulfill its plans. The Company might need to reduce sales and marketing, engineering, or other expenses. Were recurring revenue to decrease further cuts would be needed and hurt the Company's ability to meet its goals. Even if the Company raises the entire round successfully, we may need to raise more capital in the future to continue. Even if we do make successful offers in the future, the terms of that offering might result in your investment in the Company being worth less because of the terms of future investment rounds.

We have minimal operating capital and even if we raise $1M in this offering for the foreseeable future we will be dependent on our ability to finance our operations from the sale of additional equity or other financing alternatives. Startups often depend on raising several rounds of additional capital until they are profitable. There can be no assurance that we will able to successfully raise operating capital. The failure to raise operating capital could result in our bankruptcy or other event, which would have a material adverse effect on us and our stockholders. We have no significant assets or financial resources so the failure to raise significant operating capital could put your investment dollars at significant risk.

Breaches of the Company's platform and systems may materially affect client adoption and subject the Company to significant negative reputational, legal, or operational consequences. Trustwire's user privacy has never been compromised to date due to a focus on encryption and security. But 100% security cannot be guaranteed. Cyber-crimes are becoming increasingly common and aggressive which parallel increase in risk.

Increased IT security threats and more sophisticated cyber-crime pose a potential risk to the security of our IT security systems, networks and services as well as the confidentiality, availability, and integrity of our data. If the IT systems, networks, or services providers we rely on fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information due to any number of causes ranging from catastrophic events to power outages to security breaches and our business continuity plans do not effectively address these failures on a timely basis we may suffer interruptions in our ability to manage operations, reputational, competitive, and or business harm which may adversely affect our business operations and/or financial condition. In additional such events could result in unauthorized disclosure of material confidential information and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, employees, clients, suppliers or consumers. In any of these events we could also be required to spend significant financial and other resources to remedy the damage caused by the security breach or to repair or replace IT network systems. The trend toward public notifications of such incidents could exacerbate the harm to our business operations or financial condition.

The Company's revenue model may be impaired or change. The Company's success depends mainly on its ability to receive revenue as earnings from our subscriptions. The Company may generate but retain some or all of the earnings for growth and development of its business and accordingly not make distributions to the shareholders. If the Company does not generate revenue its business, financial condition, and operating results will be materially adversely affected.

The Company has made certain assumptions about the cyber-security marketplace in order to create financial projections for the business. There is risk associated with the accuracy of these projections due to continuous changes in technology, new feature introductions by competitors and changes buying habits of our potential client base. In order to mitigate the risk the company has taken great care to ensure the reliability and source quality of key assumptions used in the business plan. The Company diligently researches publicly available information and initiatives of competitors, changes in the marketplace and changes in user preferences. We pride ourselves on being innovative and ahead of the curve whenever possible.

We must acquire or develop new products, evolve existing ones, address any defects or errors, and adapt to technology change. Technical developments, client requirements, programming languages, and industry standards change frequently in our markets. As a result, success in current markets and new markets will depend upon our ability to enhance current products, address any product defects or errors, acquire or develop and introduce new products that meet client needs, keep pace with technology changes, respond to competitive products, and achieve market acceptance. Product development requires substantial investments for research, refinement, and testing. We may not have sufficient resources to make necessary product development investments. We may experience technical or other difficulties that will delay or prevent the successful development, introduction, or implementation of new or enhanced products. We may also experience technical or other difficulties in the integration of acquired technologies into our existing platform and applications. Inability to introduce or implement new or enhanced products in a timely manner could result in loss of market share if competitors are able to provide solutions to meet customer needs before we do, give rise to unanticipated expenses related to further development or modification of acquired technologies as a result of integration issues, and adversely affect future performance.

The products we sell are advanced, and we need to rapidly and successfully develop and introduce new products in a competitive, demanding and rapidly changing environment.

To succeed in our intensely competitive industry, we must continually improve, refresh, and expand our product and service offerings to include newer features, functionality, or solutions, and keep pace with price-to-performance gains in the industry. Shortened product life cycles due to customer demands and competitive pressures impact the pace at which we must introduce and implement new technology. This requires a high level of innovation by both our software developers and the suppliers of the third-party software components included in our systems. In addition, bringing new solutions to the market entails a costly and lengthy process, and requires us to accurately anticipate customer needs and technology trends. We must continue to respond to market demands, develop leading technologies and maintain leadership in analytic data solutions performance and scalability, or our business operations may be adversely affected.

We must also anticipate and respond to customer demands regarding the compatibility of our current and prior offerings. These demands could hinder the pace of introducing and implementing new technology. Our future results may be affected if our products cannot effectively interface and perform well with software products of other companies and with our customers' existing IT infrastructures, or if we are unsuccessful in our efforts to enter into agreements allowing integration of third-party technology with our database and software platforms. Our efforts to develop the interoperability of our products may require significant investments of capital and employee resources. As a result of these and other factors, our ability to introduce new or improved solutions could be adversely impacted and our business would be negatively affected.

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue.

Some of our competitors have made or may make acquisitions or may enter into partnerships or other strategic relationships to offer more comprehensive services than they individually had offered or achieve greater economies of scale. In addition, new entrants not currently considered to be competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as companies attempt to strengthen or maintain their market positions. The potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services and larger marketing budgets, as well as greater financial, technical and other resources. The companies resulting from combinations or that expand or vertically integrate their business to include the market that we address may create more compelling service offerings and may offer greater pricing flexibility than we can or may engage in business practices that make it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or service functionality. These pressures could result in a substantial loss of our customers or a reduction in our revenue.

The Company services niche potential client base in a highly competitive environment. The Company's current focus is on professions that rely on sending confidential documents securely such as the legal profession. This market has better-established and funded competitors. Most internet users may never recognize the need for cybersecurity at the level we provide. Even if they do the market may take several years to develop.

As a startup, the Company is very dependent on its co-founders. If anything catastrophic were to happen to the Company's founding team the future of the Company may be compromised. The Company does not currently carry key-person life insurance, however, the Company plans to secure key-person life insurance when deemed financially prudent. Also the Company's future success may depend of the Company's ability to attract and retain key personnel and third-party contractual relationships. If the Company is unable to attract key personnel and third party contractors this could adversely affect our business, financial condition, and operating results.

Hugh Hall and Angela Hall together control 70% of the voting shares. As the majority holders of Class A Common Stock, which gives them one vote per share, as opposed to no voting rights for holders of Class B Non-Voting Common Stock like you, they will continue to hold a majority of the voting power of all our equity stock at the conclusion of this offering, and therefore control the board. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions. Hugh Hall and Angela Hall's voting power through his ownership of our Class A Common Stock could discourage or preclude others from initiating potential mergers, takeovers, or other change of control transactions. We also do not benefit from the advantages of having any independent directors, including bringing an outside perspective on strategy and control, adding new skills and knowledge that may not be available within Trustwire Corporation having extra checks and balances to prevent fraud and produce reliable financial reports.

We rely heavily on technology and intellectual property but we may be unable to adequately or cost effectively protect or enforce our intellectual property rights thereby weakening our competitive position and increasing operating costs.

To protect our rights in our products and technology we rely on a combination of trademark and copyright laws, trade secrets, confidentiality agreements with employees and third parties, and protective contractual provisions. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products or technology, obtain and use information, marks, or technology that we regard as proprietary or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened. Effectively policing the unauthorized use of our products and technology is time consuming and costly. And the steps taken by us may not prevent misappropriation of our assets or other proprietary assets. The efforts we have taken to protect our proprietary rights may not be sufficient or effective and unauthorized parties may copy aspects of our products or obtain and use information, marks, or technology that we regard as proprietary. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of others proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive and the outcome difficult to predict.

Any dispute or litigation regarding patents or other intellectual property could be costly and time-consuming due to the complexity of our technology and the uncertainty of intellectual property litigation and could divert our management and key personnel from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, could require us to redesign our products, which would be costly and time-consuming, and/or could subject us to an injunction against development and sale of certain of our products or services. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our product candidates infringe a third party's proprietary rights. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management's attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against as could cause our business to be harmed.

We rely heavily on our customers and could lose some of our customers, which could be detrimental to our Company. We will also have to continue to attract new customers to assure growth.

Our future funding requirements will depend on many factors, including but not limited to the following:

* The cost of expanding our operations;
* The financial terms and timing of any collaborations, licensing or other arrangements into
which we may enter;
* The rate of progress and cost of development activities;
* The need to respond to technological changes and increased competition;
* The costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
* The cost and delays in product development and manufacturing;
* Sales and marketing efforts to bring our products to market;
* Unforeseen difficulties in establishing and maintaining an effective sales and distribution network; and
* Lack of demand for and market acceptance of our products and technologies.

We may have difficulty obtaining additional funding and we cannot assure you that additional capital will be available to us when needed, if at all, or if available, will be obtained on terms acceptable to us. If we raise additional funds by issuing additional debt securities, such debt instruments may provide for rights, preferences or privileges senior to the Securities. In addition, the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. If adequate funds are not available, we may have to delay, scale back, or eliminate some of our operations or our research development and commercialization activities. Under these circumstances, if the Company is unable to acquire additional capital or is required to raise it on terms that are less satisfactory than desired, it may have a material adverse effect on our financial condition.

We are subject to income taxes as well as non-income based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes, in the US. Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non- income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies. We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes- Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulation could harm our performance. Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, healthcare reform and the implementation of the Patient Protection and Affordable Care Act, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, increased tax reporting and tax payment, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,001**

Use of Proceeds:
50% Business Development (Marketing & Sales)
20% Research & Development
13% Infrastructure Support
10% Legal and Compliance
7% Equity Crowdfunding Fees

If we raise: **$1,000,002**

Use of Proceeds:
45% Business Development (Marketing & Sales)
30% Research & Development
13% Infrastructure Support
5% Legal and Compliance
7% Equity Crowdfunding Fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced Round: $5,004,000 pre-money valuation
See exact security attached as Appendix B, Investor Contracts.

Price per share: $2.78, with a minimum investment amount of $100.08 (36 shares) of Series Seed Preferred Stock.

The company is selling a maximum of $1,000,002 (359,713 shares) Series Seed Preferred Stock.

The minimum amount issued will be $50,001 (17,986 shares.)

Major investor is a holder of more than 20% of shares of the Company.

Drag Along
a) A "Sale of the Company" shall mean either (i) a transaction or series of related transactions in which a person or group of related persons acquires shares representing more than 50% of the outstanding voting power of the Company (a "Stock Sale"); or (ii) a transaction that qualifies as a Deemed Liquidation Event. b) If the Company's board of directors and majority of the outstanding classes of stock entitled to vote on such matter approve the Sale of the Company, the Subscriber hereby acknowledges the Securities are nonvoting. The Subscriber shall not be able to vote on any matter, including the Sale of the Company. c) If the sale of the Company is structured as a stock sale, Subscriber will sell the same proportion of the Securities as is being sold by owners of Class A Common Stock and on the same terms and conditions of owners of the Class A Common Stock. d) If payment exchanged for the Securities pursuant to this Section includes any securities that would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (ii) the provision to the Subscriber of any information other than such information as a prudent issuer would generally furnish in an offering made solely to "Accredited Investors" as defined in Regulation D under the Securities Act, the Company may cause to be paid to the Subscriber, in lieu thereof, against surrender of the Securities which would have otherwise been sold by the Subscriber, an amount in cash equal to the fair value (as determined in good faith by the Company) of the Securities which the Subscriber would otherwise receive as of the date of the issuance of such securities in exchange for the Securities.

Repurchase. If the Company determines in its sole discretion that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Subscriber for the greater of: (i) the purchase amount; or (ii) the fair market value of this instrument as determined by an independent appraiser of the securities chosen by the Company (such repurchase "the Repurchase" and such greater value "the Repurchase Value"). But if an equity financing occurs within three months after the repurchase and the Repurchase Value is less than the aggregate value of the securities the Subscriber would have received had the repurchase not occurred (where such value is determined by multiplying the number of shares of the Securities by the conversion price and is referred to as the "Aggregate Value") the Company shall pay the Subscriber an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the equity financing. Such independent appraiser shall be regularly engaged in securities valuation. The foregoing repurchase options terminate upon a change of control or dissolution event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

THE COMPANY MAY, IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER, MODIFY, AMEND, OR WITHDRAW ALL OR A PORTION OF THE OFFERING.

This waiver is irrevocable, meaning it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals, supplements, or modifications to this Subscription Agreement.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Common Stock	15,000,000	1,800,000	Yes
Series Seed Preferred Stock	5,000,000	0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	N/A
Options:	N/A

Describe any other rights:

Class A Common Stock have voting rights. All voting rights of Series Seed Preferred Stock are proxied to the President. Series Seed Preferred Stock have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

We are offering Series Seed Preferred Stock, which has the following rights and limitations.

A. Voting Rights. Owners of Series Seed Preferred Stock shall have no voting rights.

B. Dividends: The Corporation shall declare dividends on Common Stock and Series Seed Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders. For this purpose, each holder of shares of Preferred Stock will be treated as holding the greatest number of shares of Common Stock then issuable upon conversion of all shares of Series Seed Preferred Stock held by such holder. The Board in its sole discretion may issue such dividends out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board, declare and pay dividends on the Common Stock and Series Seed Preferred Stock.

C. Automatic Conversion. Each Series Seed Preferred Stock will automatically convert into one share of Common Stock (subject to certain adjustments for dividends, subdivisions, combinations and the like) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the *"Securities Act"*), covering the offer and sale of the Corporation's Common Stock.

D. Liquidation Preference. In the event of any Designated Liquidation Event (as defined below), either voluntary or involuntary, the holders of Series Seed Preferred Stock shall be entitled to receive on a *pari passu basis* and prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series Seed Preferred Stock held by them equal to the greater of (i) the Liquidation Preference specified for such share of Series Seed Preferred Stock plus all declared but unpaid dividends (if any) on such share of Series Seed Preferred Stock or (ii) the amount each share of Series Seed Preferred Stock would be entitled to receive if all shares of Series Seed Preferred Stock were converted into shares of Common Stock immediately prior to such event. If upon a Designated Liquidation Event, the assets of the Corporation legally available for distribution to the holders of the Series Seed Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified here, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and *pro rata among* the Holders of the Series Seed Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive.

Deemed Liquidation Event: a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes or a merger exclusively to effect a change of domicile of the Corporation) other than a transaction or series of related transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of shares in the Corporation held by such holders prior to such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Corporation or such other surviving or resulting entity (or if the Corporation or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); (ii) a sale, lease or other disposition of all or substantially all of the assets, or an exclusive license to the material intellectual property assets, of the Corporation and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Corporation; or (iii) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

There isn't a simple way to exchange files confidentially: email is insecure, Dropbox and Google Drive can read your files, and strong encryption tools are difficult to use. We created Trustwire to provide a secure and easy way for the everyday user to exchange and store files. Any industry who shares confidential files – accounting, law, healthcare, security etc. – makes up our $8B market. We released V1 of Trustwire in June 2018 and now have 5,000 users.

We believe Trustwire is the obvious enterprise choice for any industry that requires true end-to-end security: accountants, lawyers, financial advisors, government, healthcare, cryptocurrency, and more. On the individual side, we see Trustwire in the hands of people who pay for Dropbox (11.5M total as of May 2018).

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Trustwire Corporation was incorporated in the State of Maryland in August 2017.

Since then, we have:

- 5,000 Trustwire users since our launch in June 2018.
- CEO & Founder Hugh Hall has been working in cybersecurity since 2002.
- Reached over 1,000 users before public launch.
- Key innovation: no passwords necessary. Files secured through a private and public key.
- Enterprise content management is an $8 billion market.
- We offer end-to-end encryption, our software is simple for anyone to use, and files are accessible anywhere with internet access.

Historical Results of Operations

Our company was organized in August 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended August 31, 2018, the Company had revenues of $0. For the period ended December 31, 2017 the Company had revenues of $0.
- *Assets.* As of August, 31, 2018 , the Company had total assets of $5,648, including $320 in cash. As of December 31, 2017 the Company had 1,402 total assets and $0 cash.
- *Net Loss.* The Company has had net losses of $29,016 for August 31, 2018 and $312 for December 2017.
- *Liabilities.* The Company's liabilities totaled $7,762 for August 31, 2018 and $1714 for December 31, 2017.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Trustwire Corporation cash in hand is $2,100, as of November 2018. Over the last three months, revenues have averaged $340/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $3,640/month, for an average burn rate of $3,300 per month. Our intent is to be profitable in 12 months.

Our financial data was finalized on August 31, 2018. We have experienced no material changes or trends since then.

While we cannot guarantee it, we expect the following revenues and expenses for the first 6 months after a successful minimum raise.

Revenues

Month 1: $340
Month 2: $1,500
Month 3: $2,300
Month 4: $3,400
Month 5: $5,100
Month 6: $7,600

Expenses

Month 1: $3,600
Month 2: $8,000
Month 3: $10,000
Month 4: $15,000
Month 5: $15,000
Month 6: $15,000

The founders of the company can provide personal loan to support the operation if the company runs out of capital.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.trustwire.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Trustwire Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Angela Hall
Angela Hall
Hugh Hall

Appendix E: Supporting Documents



INVEST IN TRUSTWIRE

maximum target met

$0
raised of $0 maximum target from 0 investors

Secure, easy-to-use file exchange and storage solution: a more secure Dropbox

There isn't a simple way to exchange files confidentially: email is insecure, Dropbox and Google Drive can read your files, and strong encryption tools are difficult to use. We created Trustwire to provide a secure and easy way for the everyday user to exchange and store files. Any industry who shares confidential files – accounting, law, healthcare, security etc. – makes up our $8B market. We released V1 of Trustwire in June 2018 and now have 5,000 users.



Hugh Hall
CEO
Hugh Hall is a computer scientist and a successful entrepreneur. In his previous role as the CTO of DareLab, he led the company in creating a product that generated over $10 million in sale.

Learn how Trustwire works.


TRUSTWIRE

Why you may want to invest

1. 5,000 Trustwire users since our launch in June 2018.
2. CEO & Founder Hugh Hall has been working in cybersecurity since 2002.
3. Reached over 1,000 users before public launch.
4. Key innovation: no passwords necessary. Files secured through a private and public key.
5. Enterprise content management is an $8 billion market.
6. We offer end-to-end encryption, our software is simple for anyone to use, and files are accessible anywhere with internet access.

$ 100 min

REMIND ME (0)

What you are investing in

Priced Round

$5M pre-money valuation

$2.78 per share
Preferred Stock
$25K+ pro rata right threshold

If you invest, you're betting Trustwire will be worth more than $5M in the future.

Earning a return
Learn more about equity fundraises

Investor perks

$250+
(1) One Trustwire account with Business Plan (2TB storage each) for 2 years; (2) Personalized thank-you letter signed by Trustwire founders. (3) Trustwire t-shirt.

$500+
(1) One Trustwire account with Business Plan (2TB storage each) FOR LIFE; (2) Personalized thank-you letter signed by Trustwire founders; (3) Two Trustwire t-shirts.

$1,000+
(1) Two Trustwire account with Business Plan (2TB storage each) FOR LIFE; (2) Personalized thank-you letter signed by Trustwire founders; (3) Four Trustwire t-shirts.

$10,000+

Our Ambition

We believe Trustwire is the obvious enterprise choice for any industry that requires true end-to-end security: accountants, lawyers, financial advisors, government, healthcare, cryptocurrency, and more. On the individual side, we see Trustwire in the hands of people who pay for Dropbox (11.5M total as of May 2018).

Trustwire_Pitch_Deck.pdf

https://trustwire.com

(1) Ten Trustwire account with Business Plan (2TB storage each) FOR LIFE; (2) Personalized thank-you letter signed by Trustwire founders; (3) Four Trustwire t-shirts; (4) Dinner and photos with Trustwire founders in the Washington DC metro area.

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saas minority_owned bitcoin software technology

Why I Like Trustwire

> *From currency to intellectual property, people are searching for ways to safeguard their privacy and companies like Trustwire are providing solutions.*

Zoey Thompson
CONTRIBUTOR FOR DIGITAL JOURNAL

Trustwire presents to Loudoun County, VA, entrepreneurs | 1MillionCups.com

Trustwire is a data security company that provides an easy-to-use solution for Internet users to exchange sensitive/confidential files securely with strong, ...
December 5, 2018 @ 1millioncups.com

Trustwire Makes Strong End-to-End Encryption Available to Everyone - Press Release - Digital Journal

Trustwire Founder and CEO Hugh HallTrustwire is announcing the launch of their new file exchange service. Trustwire offers end-to-end encryption with a simple, easy-to-use design so that all Internet users can take advantage of strong encryption
December 5, 2018 @ digitaljournal.com

7 startups we met at DC Tech Meetup, cybersecurity edition - Technical.ly DC

October's edition of DC Tech Meetup featured companies working in cybersecurity. The event took place during Cyberscoop's second annual DC Cyberweek and National Cybersecurity Awareness Month . "This was our first ever cybersecurity edition.
October 19, 2018 @ technical.ly

Trustwire is the Simplest, Safest Way to Exchange Files Online

Nothing on the market exists today to allow the everyday person to send files securely and safely online. Strong encryption tools are difficult to use. Dropbox, Microsoft One Drive, and Google Drive have access to file contents. Email is not secure.

$8 Billion Market: Anybody Who Needs Secure File Transfer

Our Traction: 5,000 Users in the First 6 Months


6,000
4,500
3,000
1,500
0
Total Users as of Nov' 18 = 5,217
June '18
July '18
Aug '18
Sept '18
Oct '18
Nov '18
Total Users

How it Works

Sending someone a password to an encrypted PDF file is the most vulnerable part of the process. With Trustwire, every user has a “public key” that is used to encrypt the file, and then only the recipient with the corresponding “private key” can decrypt the file.

What’s Next: Use of Funds

A majority of the funds raised will go towards marketing. Remaining funds would go towards research and development to keep improving our product and provide a superior user experience.

Meet the Founders



Hugh Hall

CEO

Hugh Hall is a computer scientist and a successful entrepreneur. In his previous role as the CTO of DareLab, he led the company in creating a product that generated over $10 million in sale.



Angela Hall

Chairman of the Board

Entrepreneur, Investor, Mentor, Photographer, COO of Lens Love & Beyond, Managing Director: DareLab

AND THE REST OF THE TEAM



Bo Nick

Chief Experience Officer

Expert in System Technology and Application Development, Information Security, and Machine Learning



Esther Chou

Director of Design

Experienced UI/UX Designer and Graphic Designer, Skilled in Adobe Suite, Sketch App, HTML, Flinto



Chief Technology Officer

Full-stack Developer with background in Database Design, Restful API, C/C++/Python/PHP



Fandy Zhang

Chief information Security Officer

Former CTO at Xanity LLC, Masters Degree in Computer Science

Interview

Wefunder interviewed Hugh Hall on December 10, 2018.

– COLLAPSE ALL

WF: What does Trustwire do?

HALL: I have been working in the cyber security field since 2002 and have created many training courses for different professions, such as human rights lawyers, human rights defenders, and journalists. One problem I've found is that electronically sharing confidential files is notoriously difficult. Yes, there are Dropbox, Google Drive, and Microsoft One Drive, but the problem with those services is that the companies have full access to your files. That means they can analyze the content, give your files to anyone they want, or maybe be legally required by the court to turn them over. You really don't have much protection in that sense. And, yes, there is some other super strong encryption software, but regular people won't be able to use it. Those things are not designed for everyday Internet users.

So I was thinking, why don't I create something that is easy to use and super secure? That was the birth of Trustwire. It's basically a very simple way for everyday internet users to share something securely using the strongest encryption available. And of course, Trustwire goes beyond just doing file encryption. Currently, we are working with an Australian cryptocurrency exchange and providing the technology for them to secure the digital wallets and enable them to provide cryptocurrency loan and escrow services.

WF: How does your encryption software work?

HALL: Many people are familiar with some basic encryption software such as adding password to a PDF file and then sending the password to the recipient using email or maybe text message. Now, the encryption part is fine. However, how people send the passwords is the problem. Technologies such as email and text message are not secure and messages sent through these channels may be intercepted by attackers. It is the weakest link in the entire process. With Trustwire, we get rid of that password sending process. We do something called a public key encryption. Every Trustwire user has a "public key" that is used to encrypt the file, and then only the user (the recipient) with the corresponding "private key" can decrypt the file. For Trustwire, everything happens automatically, and the users don't need to know how key exchange or encryption work.

The beauty of this is that Trustwire's system doesn't need to touch the file content to encrypt the files -- all encryption and decryption tasks happen locally at the users' web browser. Since we have no access to the file content nor our users' private keys, Trustwire has no way of decrypting any user files even if we are compelled to do so.

WF: Does the person sending the file also have to be a Trustwire user?

HALL: No, the sender doesn't have to have a Trustwire account. Only the recipient has to have an account. There are two reasons why the recipient needs to have Trustwire. First, we need a place to store the file so that the recipient can download it later. Second, we need the recipient's public key to encrypt the file.

The fact that the sender doesn't need to open a Trustwire account is one of the greatest features for Trustwire. For example, the FBI can use Trustwire to receive anonymous tips securely, and users or whistleblowers who worry about retribution can use Trustwire to send confidential documents to law enforcements anonymously to report crimes.

Another area where this feature can be very useful is with accountants, lawyers, and financial advisors. Sometimes these professionals don't want to ask their clients to sign-up for a new service just to do business with them. All these professionals need to do is to give their clients a personalized link to drop the files, and the file will be sent to the professionals securely.

WF: What's unique about Trustwire's encryption?

HALL: We excel in the way that we implement encryption. We use well-known and proven technology that's open source so that everybody can go and examine the code to make sure the encryption is working correctly. There are many encryption tools out there such as PGP, which are very secure, but they are very difficult to use. Also, nearly all encryption solutions require users to download and install their custom software applications. The problem is that if you don't have your cell phone or computer with you, you won't be able to send or receive your important files.

Trustwire is different because we do not require installation. We do not require you to download anything. All you need is a computer or mobile device that is connected to the Internet. Even if you're traveling in Italy, in a hotel, and you suddenly need to access this file. You simply go to the hotel's business center, get a computer, go to Trustwire's website, and you can access your files. It's that easy, but at the same time, it's also super secure. It's about the most secure thing you can do with the current consumer technology.

WF: How do you know Trustwire is more secure than other services?

HALL: We are working on having our service independently audited by cybersecurity auditors. At the same time, we are also working with crypto researchers and professors to make sure our cryptographic algorithms and implementations are flawless. We are also in the process of getting some industry certificates and compliances such as SOC 1, SOC 2, and HIPAA.

WF: When did Trustwire officially incorporated and what has happened since then?

HALL: Trustwire officially was incorporated in 2017, but the idea of Trustwire popped up at least a year before that. My partner and I sat down, and we wanted to create something easy and super secure. We brainstormed and created a working prototype to make sure it is doable. Then we incorporated Trustwire and made it a business to offer the service to businesses and consumers.

Since last year, we have been working on product development and creating a production version of Trustwire. We didn't actually go out and advertise ourselves to the world, yet, but the service is publicly available. We just got that ready around the end of June, and we are already working on the (greatly improved) second version of Trustwire. The new version will come out very soon, and we will market the product aggressively once we have a successful raise.

WF: What's the big selling point on the second version?

HALL: We continue to use the same strong encryption to secure our user files. We've added features that will make it easier for users to share files within a group. Let's say you have a few colleagues working together on a project and you need to share a file with them on a regular basis, the new version will greatly simplify the workflow. With the new version, businesses can manage and pay for their employees' accounts much easier. There are many more improvements in usability, visual design, and business management.

WF: How many customers do you have?

HALL: Right now we have about 5,000 users. We've estimated that a year after we launch, we will have around 50,000, and right now we are on track to reach that goal and, hopefully we will exceed it.

Most of our customers are under the free plan, but we have several companies actually paying for it. Our paying customers include IT companies, accounting firms, and law firms. There is not a whole lot of them yet, but we are getting there. We are working to get our name out and let users to test drive Trustwire so they know what it is and recommend it to others.

WF: How do you make money on the free users?

HALL: At the moment, we don't make any money from free users. The model is quite similar to other "freemium" services like Dropbox. The free plan is to get more people to try out Trustwire. When they need more storage space or additional features, we offer a decent upgrade path for our users.

WF: What's revenue like with your current customer list?

HALL: The current revenue is maybe a few thousand dollars since we launched in June 2018. We expect a lot more coming in 2019. We're working very hard and talking to a lot of potential customers. We have spoken to many potential customers in the legal, loan, and insurance industries, so we are covering a lot of ground. The main focus for us right now is law firms because they exchange billions of documents every single year. A lot of people have expressed the same interest and say, "Wow! That's what I've been looking for for years, and I've been using Dropbox for years. It's nice to hear you have a new way for us to share something securely." We've heard a lot of positive feedback.

WF: Who are your customers? Is it mostly businesses?

HALL: Individuals like it as well. People actually know more about cybersecurity these days. Most people are aware of the danger of the cyber threat because there were many high profile hacks in the past few years. Despite that, there are a small percentage of people who are still unaware of the danger. A few people told me that they have nothing to hide, and Google already knows everything about them. But I told them that is not the case. Here is an analogy: everyone has a lock on his/her door at home. Well, it's not necessarily because he/she lives in a dangerous area, it's that everybody has something that he/she wants to keep private. It's people's privacy that we are trying to protect. Nobody wants businesses to just go around and analyze your data and know every single little thing about you, particularly when it comes to medical records, your credit report, trade secrets, or maybe how much money you have in the bank. That kind of information is what you may not want everybody to know about.

We provide this service so that people at least have a tool to keep their information secure and private. They can share it with others if they choose to but they need to be able to control the access to such information when needed.

There are a lot of reasons why businesses should use Trustwire. For example, law firms deal with a lot of confidential data, and a data leak can potentially cost them millions of dollars in lost revenue.

The healthcare industry is a big piece of it because there are regulations that require healthcare providers to secure their patient information. IT companies also need Trustwire to exchange sensitive technical documentations or passwords with their clients. In fact, one of our existing customers is an IT company that had been sending server passwords using email or text message. The company needed a better tool for exchanging sensitive information so that their clients will feel more confident in them, and Trustwire is the perfect solution that is simple to use and secure.

WF: What makes a business successful in the encryption field and are there companies out there that you hope to model Trustwire after?

HALL: Most people think big corporations already have good security solutions in place to protect information exchange. You will be surprised how wrong it is.

I recently spoke to someone who works for a Fortune 100 company (it is not a Trustwire customer, yet, but it should be.) This company hires a lot of people with security clearance, and it request sensitive information such as Social Security numbers and other personal information from the applicants. Surprisingly, the company tells its applicants to put their personal information in a Word document, lock the Word document with a password, then email the password to the hiring officer.

So why do big corporations use such a primitive way for exchanging sensitive documents? It is not because there isn't any encryption software. It's just that there isn't a simple way that can be used by the general public until now -- Trustwire can bridge this gap between true security and ease-of-use.

If this Fortune 100 company were to use Trustwire, all they need to do is give a person a personalized Trustwire link. Applicants can then drop the files containing their personal information, and the files will be sent to the hiring officer securely with end-to-end encryption. No more sending passwords over email.

WF: What is your plan for finding new customers?

HALL: We are working on a social media marketing campaign to attract new users. Initially, we want to target people who care about online security and eager to find a way to protect themselves. At the same time, we are also focusing on businesses, but selling to businesses is quite different from selling to consumers, and we are approaching business customers from multiple fronts. We go to events, we give presentations, we give demos, and we talk to business owners and managers. For larger accounts, we offer custom solutions and pricing models that can fit in their existing infrastructures.

If you use Trustwire to exchange files, you are most likely to invite someone else to join so that you can exchange files with him/her. In fact, the majority of our existing customers joined us through viral connections. We started off with a small group of people, and eventually they grew and expanded because they are using this service and now they need to share the file with two other people. Trustwire is a social network -- you need someone to share your thoughts with. That's how people are using Trustwire.

WF: Along with cryptocurrency, what other verticals are you thinking about pursuing?

HALL: It may sound like two separate businesses, but the underlying technology is very similar. Even though we started with secure file sharing, Trustwire's underlying technology allows us to share and secure anything, whether it's files or cryptocurrency. Safeguarding cryptocurrency is basically keeping your digital wallet's encryption key safe.

Our underlying technology and architecture is very flexible and very robust. If new opportunities surface, we will be able to customize our technology and apply it to a different vertical. But at this point, due to limited funding, our main focus is secure file sharing.

WF: What will you do with the money you raise from Wefunder?

HALL: A majority of the money will go to marketing. That's the thing that we see as very expensive but also critical to our success. Marketing would get most of the money and then some part of the money would go to research and development because we still need to keep improving our product to provide a superior user experience.

WF: What excites you about crowdfunding?

HALL: That's a very good question. I didn't know about crowdfunding until a few months ago. I met my equity crowdfunding lawyer at an event and told him I was looking for investors to invest in my company. He asked if I had ever thought about equity crowdfunding and explained in great details on how it works. I thought it sounded really promising. He also recommended WeFunder because it is the biggest, best, and best-known platform. That's how it got started.

Equity crowdfunding exposes us to a lot more potential investors. The exposure is priceless. You get this page that's going to be reviewed by hundreds of thousands of people potentially, and that is just great. It's almost like free advertising. When I tell people that we are going to do raise capital through equity crowdfunding and that it is regulated by SEC, it gives them the confidence that the company is a legitimate business with real potential.

WF: What's been your biggest challenge so far and what do you anticipate being your biggest challenge going forward?

HALL: The biggest challenge is trying to explain to people on how Trustwire works. Most people have little knowledge about cryptography. The most common way that people are exposed to cryptography is through password-protected documents. But when they hear that they don't need to enter passwords to "lock" the files when sending it to someone, a hundred questions pop up in their heads. Compounding with the fact that they don't even need to install any software to use Trustwire, the whole thing looks like black magic. We have to spend time explaining to them Trustwire's technology works. We spent countless hours to fit all the necessary encryption technologies into our website. All you need to do is drop your files to the web page, the web page's built-in program will then encrypt your file, and then upload the encrypted files to the Trustwire server and sent to the recipient's account. Once they understand the idea, they are often impressed with how we were able to package complex encryption technologies into a simple solution.

Aside from just explaining Trustwire, the other big challenge is finding customers, particularly paying customers. We have a lot of businesses that are interested in this service. They show a lot of interest, but are usually slow to convert to a real customer. We are refining our marketing and sales techniques and improving our offerings to make them more attractive to our customers.

WF: How do you effectively explain Trustwire and get your message out?

HALL: One reason that we are trying to get crowdfunding is so that we have money to create engaging marketing materials and videos. Visually seeing how Trustwire works is important to potential customers. Most people don't have the time or patience to read through white papers or dig deep into how technologies work. They just want to watch a video or infographic and make a quick decision. That's why it is important to produce stellar marketing materials so that we can attract new users.

WF: Who is on your team?

HALL: The team we have is very strong. The Chief Technology Officer and Chief Security Officer have known each other since college and had participated in many coding contests together all around the world. They were ranked by Google Code Jam as the top 200 developers in the world, and that is significant. We have these very sharp engineers that know exactly what they are doing

I graduated from the University of Maryland and got two master's degrees from John Hopkins University. I have been working in the computer field even before I got my bachelor degree in 1998. I have focused on the security field since 2002. I started my first business when I was age 21, as soon as I was legally able to do so. I've done a lot of businesses including retail and even restaurants. I've done a couple of IT companies. I enjoy the success and the experience that entrepreneurship brings me. It can be scary at times, but it's very interesting and fun.

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RISKS

1 The Company is an early stage company incorporated on 8/31/2017. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in the light of risks, expenses, and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include substantial dependence on acceptance into highly competitive marketplace surrounded by better funded more established companies. Our need to conduct product development and our need to expand our sales

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Trustwire is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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